                                                                    EXHIBIT 4.12


                                  $150,000,000

                           PSYCHIATRIC SOLUTIONS, INC.

                   10-5/8% SENIOR SUBORDINATED NOTES DUE 2013

                               PURCHASE AGREEMENT


June 19, 2003



Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Jefferies & Company, Inc.

c/o Lehman Brothers, Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Psychiatric Solutions, Inc., a Delaware corporation (the "COMPANY"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, Lehman Brothers Inc. ("LEHMAN"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Jefferies & Company, Inc., as the initial purchasers (the "INITIAL PURCHASERS"), $150,000,000 in aggregate principal amount of its 10-5/8% Senior Subordinated Notes due 2013 (the "NOTES"). The Notes (i) will have terms and provisions that are summarized in the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the "INDENTURE") to be entered into among the Company, the Guarantors (as defined below) and Wachovia Bank, National Association, as trustee (the "TRUSTEE"). The Company's obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the "Guarantees") by (1) each of the Company's current and future domestic subsidiaries in which the Company has made an investment of at least $0.1 million, other than certain subsidiaries listed on Schedule II hereto which were formed solely for the purpose of holding assets pledged as security in connection with any HUD financing (collectively, the "HUD FINANCING SUBSIDIARIES"), and PSI Surety, Inc., and (2) any subsidiary that incurs, guarantees or otherwise provides direct credit support for any indebtedness of the Company or any of the Company's domestic subsidiaries (collectively, the "GUARANTORS"). As used herein, the term "Notes" shall include the Guarantees, unless the context otherwise requires. This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

         1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "ACT"), in reliance on an exemption pursuant to



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Section 4(2) under the Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated June 9, 2003 (the "PRELIMINARY OFFERING MEMORANDUM"), and an offering memorandum, dated June 19, 2003 (the "OFFERING MEMORANDUM"), setting forth information regarding the Company, the Guarantors, the Notes, and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

                  Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the financial statements incorporated by reference into the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, set forth under the caption "Incorporation of Documents by Reference" in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be.

                  It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor, in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS
         NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF


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         ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION
         TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
         (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
         (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE
         (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  You have advised the Company that you will make offers (the "EXEMPT RESALES") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act ("REGULATION S") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "offshore transaction," "United States" and "U.S. Person" have the respective meanings given to them in Regulation S. You will offer the Notes to Eligible




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

Purchasers initially at a price equal to 100.00% of the principal amount thereof. Such price may be changed at any time without notice.

                  In connection with the offering of the Notes, the Company will
(i) consummate the transactions contemplated by the purchase agreement, dated as of April 8, 2003 (the "ACQUISITION AGREEMENT"), with Ramsay Youth Services, Inc. ("RAMSAY"), relating to the acquisition by the Company of all of the outstanding capital stock of Ramsay (the "ACQUISITION"), (ii) consummate the transactions contemplated by the Stock Purchase Agreement, dated as of January 6, 2003 (the "STOCK PURCHASE AGREEMENT"), among the Company and the purchasers named therein, relating to the second private placement of $12,500,000 of the Company's Series A Convertible Preferred Stock (the "SERIES A PREFERRED"), and (iii) enter into the Second Amended and Restated Revolving Credit and Term Loan Agreement, to be dated as of June 30, 2003, among the Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, and CapitalSource Finance LLC, as administrative agent and lender, to provide for a new senior secured term loan of $17.0 million and a new senior secured revolving credit facility of up to $50.0 million (the "SECOND AMENDED AND RESTATED CREDIT FACILITY"). The net proceeds from the sale of the Notes, together with the proceeds from the private placement of the Series A Preferred, will be used to finance the Acquisition and repay certain indebtedness of the Company and Ramsay, as described in the "Use of Proceeds" section of the Offering Memorandum. The Acquisition, the private placement of the Series A Preferred, the entering into of the Second Amended and Restated Credit Facility and the offering of the Notes are collectively referred to herein as the "TRANSACTIONS."

                  Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") among the Company, the Guarantors and the Initial Purchasers, to be dated as of the Closing Date (as defined below), substantially in the form of Exhibit A hereto, for so long as such Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a separate series of the Company's 10-5/8% Senior Subordinated Notes due 2013, unconditionally guaranteed by the Guarantors, with substantially identical terms to the Notes and the Guarantees (except for transfer restrictions) (the "EXCHANGE NOTES" and the "EXCHANGE GUARANTEES") to be offered in exchange for the Notes and the Guarantees (such offer to exchange being referred to collectively as the "REGISTERED EXCHANGE OFFER") and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This is to confirm the agreements concerning the purchase of the Notes from the Company by the Initial Purchasers.

         2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows (it being understood and agreed that for purposes of this Section 2, the terms "subsidiary" and "subsidiaries" will include all entities that will become subsidiaries of the Company following consummation of the transactions contemplated hereby):

                  (a) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

                  (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

                  (c) The market-related and customer-related data and estimates included under the captions "Summary" and "Business" in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

                  (d) The Company and each of its subsidiaries have been duly incorporated, organized or formed, as the case may, and are validly existing as a corporation, limited liability company, partnership or limited liability partnership, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, organization or formation, as the case may be, are duly qualified to do business and are in good standing as a foreign corporation, limited liability company, partnership or limited liability partnership, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify as are not, either individually or in the aggregate, material to the Company and its subsidiaries taken as a whole), and have all corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                  (e) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company or each Guarantor, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Company's Second Amended and Restated Credit Facility, described in the Offering Memorandum, and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and bylaws (or similar organizational documents) of the Company or any of its subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

                  (f) The Company and each Guarantor have all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; no qualification of the Indenture under the Trust Indenture Act of 1939 (the "1939 ACT") is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform to the description thereof in the Offering Memorandum.

                  (g) The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles. The Notes will conform to the description thereof in the Offering Memorandum.

                  (h) The Company has all requisite corporate power and authority to issue the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Registered Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be

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limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (i) Each Guarantor has all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to issue the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles. The Guarantees will conform to the description thereof in the Offering Memorandum.

                  (j) Each Guarantor has all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to issue the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (k) The Company and each Guarantor has all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company and each Guarantor in accordance with the terms thereof, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy. The Registration Rights Agreement will conform to the description thereof in the Offering Memorandum.

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                  (l) The Company and each Guarantor has all requisite
corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

                  (m) The Company and its subsidiaries have all requisite corporate, limited liability company, partnership or limited liability partnership, as the case may be, power and authority to consummate the Transactions and all agreements related to the Transactions (collectively, the "TRANSACTION DOCUMENTS") to which they are a party. Each of the Transaction Documents has been duly and validly authorized by the Company and its subsidiaries, as applicable, and when executed and delivered by the Company and its subsidiaries, as applicable, will (assuming due authorization, execution and delivery by the other parties thereto) constitute a legal, valid and binding agreement of each of the Company and such subsidiaries, enforceable against the Company and each of such subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). All representations and warranties made by the Company and its subsidiaries, as applicable, in the Transaction Documents are true and correct in all material respects as of the date hereof or as of the Closing Date.

                  (n) The issue and sale of the Notes and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, the Transaction Documents and this Agreement and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect (as defined below) (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the issue and sale of the Notes and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Indenture or the Transaction Documents, except for the filing of a registration statement by the Company with the Commission pursuant to the Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, orders, filings,

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registrations or qualifications as may be required under state securities or
Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

                  (o) There are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Act with respect to any securities of the Company or any Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Act.

                  (p) During the six-month period preceding the date of the Offering Memorandum, none of the Company, the Guarantors or any other person acting on behalf of the Company or any Guarantor has offered or sold to any person any Notes or Guarantees, or any securities of the same or a similar class as the Notes or Guarantees, other than Notes or Guarantees offered or sold to the Initial Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act.

                  (q) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there has not been any change in the stockholders' equity or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT") otherwise than as set forth or contemplated in the Offering Memorandum.

                  (r) The historical financial statements of the Company (including the related notes and supporting schedules) included in the Offering Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (s) The historical financial statements of the six facilities acquired from The Brown Schools, Inc. in April 2003 (including the related notes and supporting schedules) included in the Offering Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (t) The historical financial statements of Ramsay (including the related notes and supporting schedules) included in the Offering Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (u) The other financial data, operating data and statistical information and data included in the Offering Memorandum is presented fairly in all material respects and, to the extent derived therefrom, has been prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                  (v) The pro forma data included in the Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial data.

                  (w) The historical financial statements (including the related notes and supporting schedules) of (1) Cypress Creek Hospital Inc., West Oaks Hospital, Inc. and Healthcare Rehabilitation Center of Austin, Inc., (2) Holly Hill/Charter Behavioral Health System, LLC, (3) Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital), and (4) PMR Corporation, included in and/or incorporated by reference in the Offering Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (x) The historical interim financial statements of Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital) for the three-month period ended June 30, 2002 (including the related notes and supporting schedules) included in and incorporated by reference in the Offering Memorandum present fairly the financial condition and results of operations of the entity purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (y) Ernst & Young LLP who have certified certain historical and pro forma financial statements of (i) the Company, (ii) the five facilities acquired from The Brown Schools, Inc. in April 2003, including The Brown Schools of Virginia, Inc., Cedar

Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc. and The Oaks Psychiatric Hospital, Inc., (iii) Cypress Creek Hospital Inc., West Oaks Hospital, Inc. and Healthcare Rehabilitation Center of Austin, Inc., (iv) Holly Hill/Charter Behavioral Health System, LLC, and (v) PMR Corporation, whose reports appear or are incorporated by reference in the Offering Memorandum and who have delivered (a) the initial letter referred to in Section 7(f)(i) hereof, and (b) the consent letters referred to in Section 7(h) hereof, are independent public accountants as required by the Act and the rules and regulations promulgated thereunder (the "RULES AND REGULATIONS") during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Offering Memorandum.

                  (z) Deloitte & Touche LLP who have certified certain historical financial statements of Ramsay, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in Section 7(f)(ii) hereof, are independent public accountants as required by the Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Offering Memorandum.

                  (aa) BDO Seidman, LLP who have certified certain historical financial statements of (i) The Brown Schools of Oklahoma, Inc., and (ii) Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital), whose reports appear or are incorporated by reference in the Offering Memorandum and who have delivered (a) the initial letter referred to in Section 7(f)(iii) hereof, and
(b) the consent letter referred to in Section 7(i) hereof, are independent public accountants as required by the Act and the Rules and Regulations promulgated thereunder during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Offering Memorandum.

                  (bb) The Company and each of its subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum and such as do not materially affect the value of the property of the Company and its subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

                  (cc) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

                  (dd) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for such conflicts that do not or would not have a Material Adverse Effect.

                  (ee) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (ff) There are no contracts or other documents which would be required to be described in a prospectus included in or filed as an exhibit to a registration statement on Form S-1 under the Securities Act that have not been described in the Offering Memorandum or filed with the Commission.

                  (gg) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any its subsidiaries on the other hand, which would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act that is not described in the Offering Memorandum.

                  (hh) Except for the HUD Financing Subsidiaries, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

                  (ii) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that could be expected to have a Material Adverse Effect.

                  (jj) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Guarantor would have any liability; neither the Company nor any Guarantor has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company or any Guarantor would have any liability that is intended to be qualified under
Section 401(a)
of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (kk) The Company and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company or any subsidiary have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

                  (ll) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, neither the Company nor any subsidiary has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                  (mm) The Company and each subsidiary (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (nn) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such violations or defaults that do not have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations or defaults that do not have a Material Adverse Effect.

                  (oo) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (pp) Except for such matters as would not, individually or in the aggregate, either result in a Material Adverse Effect or require disclosure in the Offering Memorandum, the Company, the Guarantors and any of their respective subsidiaries (or, to the knowledge of the Company, any of their respective predecessors in interest) (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) possess, and are in compliance with, any and all permits, licenses or registrations required under Environmental Law ("ENVIRONMENTAL PERMITS"); (3) will not require material expenditures to maintain such compliance with Environmental Law or their Environmental Permits or to remediate, clean up, abate or remove any Hazardous Substance (as defined below); and (4) are not subject to any pending or, to the best knowledge of the Company, the Guarantors or any of their respective subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries, and have not been named as a "potentially responsible party" under or pursuant to any Environmental Law. As used in this paragraph, "ENVIRONMENTAL LAWS" means any and all applicable federal, state, local, and foreign laws, ordinances, regulations and common law, or any administrative or judicial order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those related to
(i) emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or (iii) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, "HAZARDOUS SUBSTANCES" means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials or wastes, or any other chemical substance regulated under Environmental Laws.

                  (qq) Except as set forth in the Offering Memorandum, neither the Company nor any of the Guarantors nor, to the knowledge of the Company, any other person who has a direct or indirect ownership or control interest in the Company or any of the Guarantors or who is an officer, director, agent or managing employee of the Company or any Guarantor: (1) has engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from Medicare or Medicaid, under
Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal TRICARE statute, the Federal False Claims Act 31 U.S.C.
ss. 3729-3733, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or by generally recognized professional standards of care or conduct, except for such activities as would not, individually or in the aggregate, result in a Material Adverse Effect; (2) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act ("SSA"); (3) is currently excluded from participation under the Medicare program or a Federal Health Care Program (as that term is defined in SSA Section 1128(B)(f)); or (4) has been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the categories of offenses described in SSA
Section 1128(a) and (b)(1), (2) and (3).

                  (rr) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                  (ss) The statements set forth in the Offering Memorandum under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions "Certain U.S. Federal Income Tax Considerations," "Certain Relationships and Related Party Transactions" and "Description of Other Indebtedness and Preferred Stock," insofar as they relate solely to factual matters, are accurate in all material respects.

                  (tt) Prior to the date hereof, neither the Company and its subsidiaries nor any of their respective affiliates nor any person acting on its or their behalf (other than you, as to whom the Company and its subsidiaries make no representation) has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or its subsidiaries in connection with the offering of the Notes.

                  (uu) The minute books and records of the Company relating to proceedings of its shareholders, board of directors, and committees of its board of directors made available to Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, are the original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said shareholders, board of directors and committees since January 1, 1999 through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, board of directors or committees, the Company has provided Weil, Gotshal & Manges LLP with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings; all existing minute books and records of the Guarantors relating to proceedings of their respective boards of directors and committees of their respective board of directors have been made available to Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, and such minute books are the original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said board of directors and committees since January 1, 1999 through the date hereof.

                  (vv) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act. All reports filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act comply as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and when filed did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ww) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days of the filing date of the Company's most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.

                  (xx) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (yy) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (zz) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of the Company and the Guarantors on a consolidated basis will exceed the sum of stated liabilities and identified contingent liabilities; the Company and the Guarantors on a consolidated basis are and will not be, after giving effect to the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

                  (aaa) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (bbb) Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Notes and upon application of the proceeds as described under the caption "Use of Proceeds" in the Offering Memorandum will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (ccc) Assuming that your representations and warranties in
Section 3(b) are true, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

                  (ddd) No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to when the Company and the Guarantors make no representation) has complied with and will implement the "offering restrictions" required by Rule 902.

                  (eee) Set forth on Exhibit B hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person.

         3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell. (a) The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.(b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Act;
(iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100.00% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

                  Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c), (d) and (e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

         4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Waller Lansden Dortch & Davis PLLC, at 9:00 A.M., New York City time, on June 30, 2003 (the "CLOSING DATE"). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

                  The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company ("DTC"), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the "GLOBAL NOTES") and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

         5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally agree with each of the Initial Purchasers as follows:

                  (a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

                  (b) The Company and the Guarantors will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

                  (c) The Company and each of the Guarantors consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company and the Guarantors. The Company and each of the Guarantors consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

                  (d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company, any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Offering Memorandum so that the Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

                  (e) The Company and each of the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                  (f) For a period of 90 days from the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company, the Guarantors or any of their respective subsidiaries, except (i) in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer, (ii) with the prior consent of Lehman Brothers and Merrill Lynch, or (iii) debt instruments issued pursuant to the Second Amended and Restated Credit Facility or any HUD financing permitted by the Indenture.

                  (g) So long as any of the Notes are outstanding, the Company will furnish to the holders of the Notes, within the time periods specified in the Commission's rules and regulations, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, will cause the Company's certified independent accountants to deliver a report on the annual financial statements, and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  (h) So long as any of the Notes are outstanding, the Company and the Guarantors will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company or any Guarantor mailed to stockholders generally or filed with any stock exchange or regulatory body and
(ii) from time to time such other information concerning the Company or the Guarantors as the Initial Purchasers may reasonably request.

                  (i) The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder, together with the proceeds from the private placement of the Series A Preferred, substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

                  (j) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, neither the Company, the Guarantors nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Notes and the Guarantees. Except as permitted by the Act, the Company and the Guarantors will not distribute any offering material in connection with the Exempt Resales.

                  (k) The Company and the Guarantors will use their best efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTAL(R)) Market (the "PORTAL(R) MARKET") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL(R) Market and to permit the Notes to be eligible for clearance and settlement through DTC.

                  (l) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Act), to, resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (m) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

                  (n) The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                  (o) The Company and the Guarantors will take such steps as shall be necessary to ensure that neither the Company nor any of the Company's subsidiaries becomes an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended.

                  (p) The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Notes.

         6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantors, jointly and severally, agree, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company's accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers' counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (iv) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification);
(v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Notes in the PORTAL(R) Market (including all disbursements and listing fees);
(viii) the approval of the Notes by DTC for "book-entry" transfer (including fees and expenses of counsel); (ix) the rating of the Notes and the Exchange Notes; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (xii) 50% of all travel expenses (including 50% of all expenses related to chartered aircraft) of each Initial Purchaser and the Company's officers and employees and 50% of any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes.

         7. Conditions to Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Weil, Gotshal & Manges LLP, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture, the transaction Documents and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) Waller Lansden Dortch & Davis PLLC shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit C hereto.

                  (d) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) At the time of execution of this Agreement, the Initial Purchasers shall have received from:

                           (i) Ernst & Young LLP, a letter with respect to the
financial information of the Company and the five facilities acquired from The Brown Schools, Inc. in April 2003, including The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc. and The Oaks Psychiatric Hospital, Inc. included in the Offering Memorandum, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (A) confirming that they are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers;

                           (ii) Deloitte & Touche LLP, a letter with respect to
the financial information of Ramsay, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (A) confirming that they are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations and (B) stating, as of the date hereof, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers;

                           (iii) BDO Seidman, LLP, a letter with respect to the
financial information of The Brown Schools of Oklahoma, Inc., included in the Offering Memorandum in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (A) confirming that they are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers.

                  (f) With respect to the letters referred to in the immediately preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (each, an "INITIAL LETTER"), the Initial Purchasers shall have received a letter (each, a "BRING-DOWN LETTER") addressed to the Initial Purchasers and dated as of the Closing Date from:

                           (i) Ernst & Young LLP, with respect to the financial
information of the Company and the five facilities acquired from The Brown Schools, Inc. in April 2003, including The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc. and The Oaks Psychiatric Hospital, Inc. included in the Offering Memorandum, (A) confirming that they are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations, (B) stating, as of the date of their bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of their bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by their initial letter and (C) confirming in all material respects the conclusions and findings set forth in their initial letter;

                           (ii) Deloitte & Touche LLP, with respect to the
financial information of Ramsay, included in the Offering Memorandum, (A) confirming that they are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations, (B) stating, as of the date of their bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by their initial letter and (C) confirming in all material respects the conclusions and findings set forth in their initial letter; and

                           (iii) BDO Seidman, LLP, with respect to the financial
information of The Brown Schools of Oklahoma, Inc., included in the Offering Memorandum, (A) confirming that they are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations, (B) stating, as of the date of their bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of their bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by their initial letter and (C) confirming in all material respects the conclusions and findings set forth in their initial letter.

                  (g) At the time of execution of this Agreement and the Closing Date, the Company shall have requested and caused Ernst & Young LLP, to furnish to the Initial Purchasers letters in form and substance satisfactory to the Initial Purchasers consenting to the incorporation by reference in the Offering Memorandum of the audited and interim, as applicable, financial statements of each of (i) Cypress Creek Hospital Inc., West Oaks Hospital, Inc. and Healthcare Rehabilitation Center of Austin, Inc., (ii) Holly Hill/Charter Behavioral Health System, LLC, and (iii) PMR Corporation, dated respectively as of the time of execution of this Agreement and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that (A) they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, (B) in their opinion the audited financial statements incorporated by reference in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC, (C) nothing has come to their attention as a result of performing the procedures as described in SAS No. 71, Interim Financial Information, that causes them to believe that the interim financial statements incorporated by reference in the Offering Memorandum do not comply in form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC, and consenting to the incorporation by reference in the Offering Memorandum of their report with respect to the audited financial statements for the relevant periods.

                  (h) At the time of execution of this Agreement and the Closing Date, the Company shall have requested and caused BDO Seidman, LLP, to furnish to the Initial Purchasers a letter in form and substance satisfactory to the Initial Purchasers consenting to the incorporation by reference in the Offering Memorandum of the audited and interim, as applicable, financial statements of Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital), dated as of the time of execution of this Agreement and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that (A) they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, (B) in their opinion the audited financial statements incorporated by reference in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC, (C) nothing has come to their attention as a result of performing the procedures as described in SAS No. 71, Interim Financial Information, that causes them to believe that the interim financial statements incorporated by reference in the Offering Memorandum do not comply in form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC, and consenting to the incorporation by reference in the Offering Memorandum of their report with respect to the audited financial statements for the relevant periods.

                  (i) All consents required for the consummation of the Transactions shall have been obtained.

                  (j) The Initial Purchasers and their representatives shall have been provided the opportunity to review execution copies of the Transaction Documents, with all schedules, exhibits and amendments thereto, and such Transaction Documents shall be in form and substance satisfactory to the Initial Purchasers.

                  (k) Prior to or concurrently with the purchase of the Notes by the Initial Purchasers, the other Transactions shall have been consummated.

                  (l) The Initial Purchasers shall have received (i) a certificate from the Company, dated as of the Closing Date, signed by its Chief Executive Officer and Chief Accounting Officer and (ii) a certificate from each Guarantor, dated the Closing Date, signed by its Chief Executive Officer and Chief Financial Officer or Chief Accounting Officer, as the case may be, stating, as applicable, that:

                      (1) The representations and warranties of the Company and the Guarantors contained herein, as applicable, are true and correct (after giving effect to all materiality qualifiers herein) as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company and the Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions (after giving effect to all materiality qualifiers herein) on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date;

                      (2) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Offering Memorandum, except as described in the Offering Memorandum, no event or events have occurred, nor has any information become known that, individually or in the aggregate, would have a Material Adverse Effect; and

                      (3) The issuance and sale of the Notes and Guarantees by the Company and the Guarantors hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

                  (m) The Initial Purchasers shall have received a certificate from the Company and Aeries Healthcare of Illinois, Inc., at the time of the execution of this Agreement and the Closing Date, signed by the Chief Accounting Officer of the Company and the Chief Financial Officer of Aeries Healthcare of Illinois, Inc., in respect of the unaudited condensed consolidated statement of income of Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital) ("RIVEREDGE HOSPITAL") for the quarterly period ended June 30, 2002, stating, as applicable, that:

                      (1) The financial statement attached to the certificate is, in fact, a true and accurate copy of the unaudited condensed consolidated statement of income of Riveredge Hospital for the quarterly period ended June 30, 2002;

                      (2) As members of management of the Riveredge Hospital, they are responsible for the fair presentation of its financial statements and they believe the statements of financial position and results of operations are fairly presented in conformity with accounting principles generally accepted in the United States applied on a basis consistent with that of the preceding periods;

                      (3) There are no unadjusted audit differences identified during the current audit and pertaining to the period presented;

                      (4) No plans or intentions exist that may materially affect the carrying value or classification of assets and liabilities;

                      (5) There are no material transactions that have not been properly recorded in the accounting records underlying the financial statement;

                      (6) There are no material weaknesses in internal control, including any for which they believe the cost of corrective actions exceeds the benefits and there have been no significant changes in internal control since March 31, 2002;

                      (7) Except for the acquisition of Riveredge Hospital by the Company on July 1, 2002, no events or transactions have occurred since March 31, 2002 or are pending that would have a material effect on the financial statements at that date or for the period then ended, or that are of such significance in relation to Riveredge Hospital's affairs to require mention in a note to the financial statement in order to make them not misleading regarding the financial position, results of operations, or cash flows of the Riveredge Hospital.

                  (n) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of Lehman Brothers and Merrill Lynch, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

                  (o) Subsequent to the execution and delivery of this Agreement
(i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (p) The Notes shall have been designated for trading on the PORTAL(R) Market and shall be eligible for clearance and settlement through DTC.

                  (q) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

                  (r) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

                  (s) Prior to or concurrently with the purchase of the Notes by the Initial Purchasers, the Acquisition, the private placement of the Series A Preferred and the entering into of the Second Amended and Restated Credit Facility shall have been consummated and the Initial Purchasers shall have received an original copy of each of the Transaction Documents, duly executed by the Company, its subsidiaries, as applicable, and the other parties thereto.

                  (t) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the

New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of Lehman Brothers and Merrill Lynch, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers and Merrill Lynch, impracticable or inadvisable to proceed with offering or delivery of the Notes being delivered on the Closing Date or that, in the judgment of Lehman Brothers and Merrill Lynch, would materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         8. Indemnification and Contribution.

                  (a) The Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto,
(B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION") or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes ("MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials or
(ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, any Guarantor and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and those Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this
Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or any Guarantor. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes initially purchased by it were offered to the Eligible Purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the offering of the Notes by the Initial Purchasers set forth on the second to last paragraph on the front cover of the

Offering Memorandum and the first sentence of the fifth and sixth paragraphs and the sixth sentence of the tenth paragraph under the section entitled "Plan of Distribution" in the Offering Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         9. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total number of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total number of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the number of Notes that it agreed to purchase on the Closing Date pursuant to the terms of
Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.

                  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

         10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(n), 7(o) or 7(t) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason expressly permitted under this Agreement.

         11. Reimbursement of Initial Purchasers' Expenses. If the Company fails to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

         12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to any Initial Purchasers, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers, 745 Seventh Avenue, New York, New York 10019, Attention: John
C. Cokinos (Fax: (646) 758-1124) and Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attention: Sarang Gadkari (Fax: (212) 449-7750, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153,
Attention: Rod Miller (Fax: (212) 310-8007), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022, Fax: (212) 526-2648;

                  (b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Psychiatric Solutions, Inc., 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067,
Attention: Brent Turner (Fax: (615) 312-5711), with a copy to Waller Lansden Dortch & Davis PLLC, 511 Union Street, Suite 2100, Nashville, Tennessee 37219,
Attention: Christopher L. Howard (Fax: (615) 244-6804);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex, overnight courier to Lehman Brothers and Merrill Lynch, which address will be supplied to any other party hereto by Lehman Brothers and Merrill Lynch upon request. Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers and Merrill Lynch.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors of the Initial Purchasers, officers of the Initial Purchasers and any person or persons controlling any Initial Purchaser within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Guarantors, officers of the Company and the Guarantors and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.


                                   Very truly yours,


                                   PSYCHIATRIC SOLUTIONS, INC.


                                   By: /s/ Joey A. Jacobs
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President and Chief Executive
                                            Officer

                                   PSYCHIATRIC SOLUTIONS HOSPITALS, INC.
                                   INFOSCRIBER CORPORATION
                                   COLLABORATIVE CARE CORPORATION
                                   PSYCHIATRIC SOLUTIONS OF ALABAMA, INC.
                                   PSYCHIATRIC SOLUTIONS OF FLORIDA, INC.
                                   PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC.
                                   SOLUTIONS CENTER OF LITTLE ROCK, INC.
                                   PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA,
                                      INC.
                                   PSI COMMUNITY MENTAL HEALTH AGENCY
                                      MANAGEMENT, INC.
                                   PSYCHIATRIC MANAGEMENT RESOURCES, INC.
                                   PSI-EAP, INC.
                                   SUNSTONE BEHAVIORAL HEALTH, INC.
                                   THE COUNSELING CENTER OF MIDDLE TENNESSEE,
                                      INC.
                                   PSI CEDAR SPRINGS HOSPITAL, INC.
                                   PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC.
                                   AERIES HEALTHCARE CORPORATION
                                   AERIES HEALTHCARE OF ILLINOIS, INC.
                                   PSI HOSPITALS, INC.
                                   PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS,
                                      INC.


                                   By: /s/ Joey A. Jacobs
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President

                                   THERAPEUTIC SCHOOL SERVICES, LLC

                                   BY: PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC., AS SOLE MEMBER


                                   By: /s/ Joey A. Jacobs
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President

                                   PSI TEXAS HOSPITALS, LLC

                                   BY:  PSYCHIATRIC SOLUTIONS HOSPITALS, INC.,
                                        AS SOLE MEMBER


                                   By: /s/ Joey A. Jacobs
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President

                                   TEXAS CYPRESS CREEK HOSPITAL, LP
                                   TEXAS WEST OAKS HOSPITAL, LP
                                   NEURO INSTITUTE OF AUSTIN, LP
                                   TEXAS LAUREL RIDGE HOSPITAL, LP
                                   TEXAS OAKS PSYCHIATRIC HOSPITAL, LP
                                   TEXAS SAN MARCOS TREATMENT CENTER, LP

                                   BY:  PSI TEXAS HOSPITALS, LLC, AS
                                        GENERAL PARTNER

                                   BY:  PSYCHIATRIC SOLUTIONS HOSPITAL, INC.,
                                        AS SOLE MEMBER


                                   By: /s/ Joey A. Jacobs
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President

Accepted:

LEHMAN BROTHERS INC.

By: /s/ Michael Konigsberg
   ----------------------------------
     Authorized Representative


MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By: /s/ Sarang P. Gadkari
   ----------------------------------
     Authorized Representative


JEFFERIES & COMPANY, INC.

By: /s/ Catherine Gemmato-Smith
   ----------------------------------
     Authorized Representative

                                   SCHEDULE I

                                                                       PRINCIPAL
                                                                       AMOUNT OF
                                                                      NOTES TO BE
                    INITIAL PURCHASERS                                 PURCHASED
                    ------------------                                -----------
Lehman Brothers Inc..............................................     $67,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated...............      67,500,000
Jefferies & Company, Inc.........................................      15,000,000
                                                                      -----------
     Total.......................................................     150,000,000
                                                                      ===========

                                   SCHEDULE II

                           HUD Financing Subsidiaries


Holly Hill Real Estate, LLC
PSI Cedar Springs Hospital Real Estate, Inc.
Psychiatric Solutions of Oklahoma Real Estate, Inc.
Riveredge Real Estate, Inc.
Cypress Creek Real Estate, LP
West Oaks Real Estate, LP
Neuro Rehab Real Estate, LP
Texas Laurel Ridge Hospital Real Estate, LP
Texas Oaks Psychiatric Hospital Real Estate, LP
Texas San Marcos Treatment Center Real Estate, LP

                                                                       EXHIBIT A


                      FORM OF REGISTRATION RIGHTS AGREEMENT










                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT



                            Dated as of June 30, 2003



                                      among



                          Psychiatric Solutions, Inc.,




          The Subsidiary Guarantors from time to time party hereto, and





                              Lehman Brothers Inc.
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                            Jefferies & Company, Inc.

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                  This Exchange and Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 30, 2003 by and among Psychiatric Solutions, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors (as defined herein) and Lehman Brothers Inc. on behalf of Merrill Lynch & Co. and Jefferies & Company Inc. (collectively, the "INITIAL PURCHASERS").

                  This Agreement is made pursuant to the Purchase Agreement, dated June 19, 2003 (the "PURCHASE AGREEMENT"), by and among the Company, the Existing Subsidiary Guarantors (as defined herein) and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of $150,000,000 aggregate principal amount of the Company's 10-5/8% Senior Subordinated Notes due 2013 (the "NOTES"). The Notes are, and the Exchange Notes (as defined herein) will be, guaranteed on a senior subordinated basis by the Subsidiary Guarantors (as defined herein). In order to induce the Initial Purchasers to purchase the Notes, the Company and the Existing Subsidiary Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement.

                  The parties hereby agree as follows:

         1.       DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  ADDITIONAL INTEREST: As defined in Section 5(a) hereof.

                  ADDITIONAL SUBSIDIARY GUARANTOR: Any subsidiary of the Company that executes a Guarantee under the Indenture after the date of this Agreement.

                  ADVICE: As defined in Section 6(e) hereof.

                  AGREEMENT: As defined in the preamble hereto.

                  BLACKOUT PERIOD: As defined in Section 5(a) hereof.

                  BLUE SKY APPLICATION: As defined in Section 8(a) hereof.

                  BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

                  CLOSING DATE: The date of this Agreement.

                  COMMISSION: The U.S. Securities and Exchange Commission.

                  COMPANY: As defined in the preamble hereto.

                  CONSUMMATE: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

                  DAMAGES PAYMENT DATE: With respect to the Notes, each Interest Payment Date.

                  EFFECTIVENESS TARGET DATE: As defined in Section 5(a) hereof.

                  EXCHANGE ACT: The U.S. Securities Exchange Act of 1934, as amended.

                  EXCHANGE NOTES: The Company's 10-5/8% Senior Subordinated Notes due 2013 to be issued pursuant to the Indenture in the Exchange Offer, together with the related Guarantees.

                  EXCHANGE OFFER: The registration by the Company under the Securities Act of the Exchange Notes on a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered in such exchange offer by such Holders.

                  EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  EXISTING SUBSIDIARY GUARANTORS: The various Subsidiary Guarantors signatory to the Indenture as of the date hereof.

                  GUARANTEES: Guarantees by the Subsidiary Guarantors of the Company's obligations under the Notes, the Exchange Notes and the Indenture.

                  HOLDER: As defined in Section 2(b) hereof.

                  INDENTURE: The Indenture, dated as of the date hereof, among the Company, the Existing Subsidiary Guarantors and Wachovia Bank, National Association, as trustee (the "Trustee"), pursuant to which the Notes and the Exchange Notes are to be issued, as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof.

                  INITIAL PURCHASERS: As defined in the preamble hereto.

                  INTEREST PAYMENT DATE: As defined in the Indenture and the Notes.

                  NASD: National Association of Securities Dealers, Inc.

                  NOTES:  As defined in the preamble hereto.

                  PERSON: An individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government or any agency or political subdivision thereof or any other entity.

                  PROSPECTUS: The prospectus included in a Registration Statement as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  PURCHASE AGREEMENT: As defined in the preamble hereto.

                  RECORD HOLDER: With respect to any Damages Payment Date relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

                  REGISTRATION DEFAULT: As defined in Section 5(a) hereof.

                  REGISTRATION STATEMENT: Any Registration Statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  SECURITIES ACT: The U.S. Securities Act of 1933, as amended.

                  SHELF FILING DEADLINE: As defined in Section 4(a) hereof.

                  SHELF REGISTRATION PERIOD: As defined in Section 4(a) hereof.

                  SHELF REGISTRATION STATEMENT: As defined in Section 4(a) hereof.

                  SUBSIDIARY GUARANTORS: The Additional Subsidiary Guarantors and the Existing Subsidiary Guarantors.

                  TIA: The U.S. Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

                  TRANSFER RESTRICTED SECURITIES: Each Note or Exchange Note (including the related Guarantees), as applicable, until the earliest to occur of (a) the date on which such Note is exchanged by a person other than a Broker-Dealer in the Exchange Offer in exchange for an Exchange Note, so long as such person is not prohibited from reselling such Exchange Notes to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not sufficient for such purpose, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Note for an Exchange Note, the date on which that Exchange Note is sold to a purchaser who receives from that Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (d) the date on which such Note is eligible to be distributed to the public pursuant to Rule 144 under the Securities Act.

                  UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING:
A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2.       SECURITIES SUBJECT TO THIS AGREEMENT

                  (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                  (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

         3.       REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or one of the events set forth in Section 4(a)(ii) has occurred, the Company and the Subsidiary Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date, a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use their reasonable best efforts to cause such Registration Statement to be declared effective on or prior to 180 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Exchange Notes held by Broker-Dealers as contemplated by Section 3(c) below.

                  (b) The Company and the Subsidiary Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable U.S. federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the Subsidiary Guarantors shall cause the Exchange Offer to comply with all applicable U.S. federal and state securities laws. No securities other than the Exchange Notes and the Guarantees shall be included in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors shall use their reasonable best efforts to cause the Exchange Offer to be Consummated 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission.

                  (c) The Company and the Subsidiary Guarantors shall indicate in a "Plan of Distribution" section of the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which Prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission.

                  The Company and the Subsidiary Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Exchange Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least 90 days after the Consummation of the Exchange Offer.

                  The Company and the Subsidiary Guarantors shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day period in order to facilitate such resales.

         4.       SHELF REGISTRATION

                  (a) Shelf Registration. If (i) the Company and the Subsidiary Guarantors are not required to file an Exchange Offer Registration Statement or cannot Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable U.S. law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder of Transfer Restricted Securities shall notify the Company prior to the 20th day following the Consummation of the Exchange Offer that such Holder (A) is prohibited by applicable U.S. law or Commission policy from participating in the Exchange Offer, (B) may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) is a Broker-Dealer and holds Notes acquired directly from the Company or one of its affiliates, then the Company and the Subsidiary Guarantors shall:

                  (x) use their reasonable best efforts to cause to be filed a Registration Statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement if permitted by the rules and regulations of the Commission (in either event, the "SHELF REGISTRATION STATEMENT") on or prior to the earliest to occur of (1) the 30th day after the date on which the Company determines that they are not required to file the Exchange Offer Registration Statement, or permitted to Consummate the Exchange Offer and (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) of paragraph (a) above (such earliest date being the "SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities by the Holders which shall have provided the information required pursuant to
         Section 4(b) hereof; and

                  (y) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

Subject to Section 5(b), the Company and the Subsidiary Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes or Exchange Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date or such shorter period that will terminate when all Notes or Exchange Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (such period being the "SHELF REGISTRATION PERIOD").

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have used its reasonable best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         5.       ADDITIONAL INTEREST

                  (a) If (i) any of the Registration Statements required by this Agreement are not filed with the Commission on or prior to the date specified for such filing in Sections 3(a) and 4(a), as applicable, (ii) any of such required Registration Statements have not been declared effective by the Commission on or prior to the date specified for such effectiveness in Sections 3(a) and 4(a), as applicable, (each, an "EFFECTIVENESS TARGET Date"), (iii) the Exchange Offer has not been Consummated within 30 business days, or longer, if required by federal securities laws, after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement has been declared effective or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable in connection with resales of Transfer Restricted Securities without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (except as permitted in paragraph (b); such period of time during which any such Registration Statement is not effective or any such Registration Statement or the related Prospectus is not usable being referred to as a "BLACKOUT PERIOD") (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company and the Subsidiary Guarantors, jointly and severally, agree to pay additional interest ("ADDITIONAL INTEREST") to each Holder of Transfer Restricted Securities adversely affected by such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder with respect to the first 90-day period immediately following the occurrence of such Registration Default. The amount of Additional Interest shall increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period (or portion thereof) until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of $.50 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Additional Interest shall be paid to Record Holders by the Company and the Subsidiary Guarantors in the same manner as interest is paid under the Notes. Following the cure of all Registration Defaults relating to any particular Transfer Restricted

Securities, the accrual of Additional Interest with respect to such Transfer Restricted Securities will cease.

                  (b) A Registration Default referred to in Section 5(a)(iv) shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related Prospectus if (i) the Blackout Period has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) the occurrence of other material events with respect to the Company that would need to be described in such Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement (including by way of filing documents under the Exchange Act which are incorporated by reference into the Registration Statement) such Registration Statement and the related Prospectus to describe such events; provided, however, that in any case if such Blackout Period occurs for a continuous period in excess of 30 days, a Registration Default shall be deemed to have occurred on the 31st day of such Blackout Period and Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured or until the Company is no longer required pursuant to this Agreement to keep such Registration Statement effective or such Registration Statement or the related Prospectus usable; provided, further, that in no event shall the total of all Blackout Periods exceed 45 days in the aggregate of any 12-month period.

                  All payment obligations of the Company and the Subsidiary Guarantors set forth in this section that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such payment obligations with respect to such security shall have been satisfied in full.

         6.       REGISTRATION PROCEDURES

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Subsidiary Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                      (i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company and the Subsidiary Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's and the Subsidiary Guarantors' preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13,
         1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective Registration Statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company.

                      (ii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall state to the Commission that the Company and the Subsidiary Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991) and shall represent to the Commission that neither the Company nor any Subsidiary Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Subsidiary Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer; and

                      (iii) The Company and the Subsidiary Guarantors shall issue, upon the request of any Holder of Notes covered by the Exchange Offer, Exchange Notes (including the related guarantees), having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Holder in exchange therefor; such Exchange Notes (including the related guarantees) to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes (including the related guarantees), as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation.

                  (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Subsidiary Guarantors shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Subsidiary Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

                  (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes and Exchange Notes by Broker-Dealers), the Company and the Subsidiary Guarantors shall:

                      (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of any Subsidiary Guarantors), unless such financial statements are publicly available, for the period specified in Sections 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Subsidiary Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter. Notwithstanding the foregoing, the Company and the Subsidiary Guarantors may allow the Shelf Registration Statement to cease to become effective and usable if (x) the board of directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or the Subsidiary Guarantors, and the Company notifies the Holders within two business days after such boards of directors make such determination or (y) the Prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that the two-year period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration

         Statement was not effective or usable pursuant to the foregoing provisions; and provided further that Additional Interest shall accrue on the Notes as provided in Section 5 hereof;

                      (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Sections 3 or 4 hereof, as applicable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                      (iii) cooperate with the selling Holders of Transfer Restricted Securities and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                      (iv) use their reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities;

                      (v) if any fact or event contemplated by clause (d)(i)(D) below shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

                      (vi) provide a CUSIP, CINS or ISIN number, as applicable, for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the depositary;

                      (vii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

                      (viii) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                      (ix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes and Exchange Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                      (x) provide promptly to any Holder upon such Holder's written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act to the extent such documents are not otherwise filed with the Commission and available to the public free of cost.

                  (d) Additional Provisions Applicable to Shelf Registration Statements. In connection with each Shelf Registration Statement, during the Shelf Registration Period, the Company and the Subsidiary Guarantors shall:

                      (i) advise the underwriter(s), if any, and selling Holders of Transfer Restricted Securities promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,
         (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes and (D) of the existence of any fact or the happening of any event that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any U.S. state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under U.S. state securities or blue sky laws, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                      (ii) if requested in writing, furnish to each of the selling Holders of Transfer Restricted Securities and each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company and the Subsidiary Guarantors will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) if a selling Holder of Transfer Restricted Securities covered by such Shelf Registration Statement or the underwriter(s), if any, shall not have had an opportunity to review the Shelf Registration Statement as set forth above; such Holders and underwriter(s) shall be deemed to have reasonably objected to such filing if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or fails to comply with the applicable requirements of the Securities Act;

                      (iii) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's and the Subsidiary Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request in writing;

                      (iv) make available for inspection at reasonable times at each of the Company's principal places of business by the selling Holders of Transfer Restricted Securities, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s) who shall certify to the Company and the Subsidiary Guarantors that they have a current intention to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement, such relevant financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors as reasonably requested and cause the Company's and the Subsidiary Guarantors' officers, directors and employees to respond to such inquiries as shall be reasonably necessary, in the reasonable judgment of counsel to such Holders, to conduct a reasonable investigation; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the selling Holders by one counsel designated by and on behalf of such Holders and, provided, further, that each such party shall be required to maintain in confidence and not disclose to any other Person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Shelf Registration Statement or otherwise), (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company prompt prior written notice of such requirement) or (C) such information is required to be set forth in such Shelf Registration Statement or the Prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such Prospectus in order that such Shelf Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading;

                      (v) if requested by any selling Holders of Transfer Restricted Securities or the underwriter(s), if any, promptly incorporate in any Shelf Registration Statement or Prospectus pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 6(d)(v) that would, in the opinion of counsel for the Company reasonably satisfactory to the Initial Purchasers, violate applicable law;

                      (vi) deliver to each selling Holder of Transfer Restricted Securities and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Subsidiary Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                      (vii) furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) to the extent such documents are not otherwise filed with the Commission and available to the public free of cost;

                      (viii) enter into an underwriting agreement on not more than one occasion in the case of an offering pursuant to a Shelf Registration, and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder or Holders of Transfer Restricted Securities who hold at least 25% in aggregate principal amount of such class of Transfer Restricted Securities; provided that the Company and the Subsidiary Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and may delay entering into such agreement if the board of directors of each of the Company and the Subsidiary Guarantors determines in good faith that it is in the best interests of the Company and the Subsidiary Guarantors not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company and the Subsidiary Guarantors; and in connection with an Underwritten Registration, the Company and the Subsidiary Guarantors shall:

                           (1) furnish to the Initial Purchasers, the Holders of
                  Transfer Restricted Securities who hold at least 25% in aggregate principal amount of such class of Transfer Restricted Securities and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made in connection with an offering of debt securities pursuant to a Shelf Registration Statement upon the effective date of the Shelf Registration Statement (and if such Shelf Registration Statement contemplates an Underwritten Offering of Transfer Restricted Securities upon the date of the closing under the underwriting agreement related thereto):

                                    (A) a certificate, dated the date of
                           effectiveness of the Shelf Registration Statement signed by (y) the respective chief executive officer, the respective President or any Vice President and
                           (z) the respective chief financial officer of each of the Company and each of the Subsidiary Guarantors confirming, as of the date thereof, the matters set forth in Section 7(l) of the Purchase Agreement and such other matters as such parties may reasonably request;

                                    (B) an opinion, dated the date of
                           effectiveness of such Shelf Registration Statement, of securities counsel for the Company covering matters similar to those set forth in Section 7(c) of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Shelf Registration Statement and the related Prospectus although such counsel has not independently verified the accuracy, completeness or fairness of such statements in such Shelf Registration Statement; and that such counsel advises that, on the basis of the foregoing, such counsel's work in connection with this work did not disclose information that gave such counsel reason to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state further that such counsel expresses no view with respect to, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules, the financial projections and other financial, statistical and accounting data included or incorporated by reference in the Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (C) a customary comfort letter, dated as of
                           the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 7(e) and 7(f) of the Purchase Agreement;

                           (2) set forth in full or incorporated by reference in
                  the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (3) deliver such other documents and certificates as
                  may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Subsidiary Guarantors pursuant to this clause (viii), if any.

If at any time during the Shelf Registration Period the representations and warranties of the Company or the Subsidiary Guarantors contemplated in clause
(A)(1) above cease to be true and correct, the Company or the Subsidiary Guarantors shall so advise the Initial Purchasers and the underwriters, if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing; and

                      (ix) prior to any public offering of Transfer Restricted Securities cooperate with the selling Holders of Transfer Restricted Securities the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions as the selling Holders of Transfer Restricted Securities or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement filed pursuant to Section 4 hereof; provided, however, that the Company and the Subsidiary Guarantors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not now so qualified or to take any action that would subject them to general consent to service of process, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where they are not now so subject.

                  (e) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(d)(i) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(d)(vi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Shelf Registration Statement set forth in Section 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(d)(i) hereof to and including the date when each selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(d)(vi) hereof or shall have received the Advice.

                  (f) The Company and the Subsidiary Guarantors may require each Holder of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of the applicable Transfer Restricted Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of (i) any inaccuracy or change in information previously furnished by such Holder to the Company or (ii) the occurrence of any event, in either case, as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of the applicable Transfer Restricted Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of the applicable Transfer Restricted Securities required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the distribution of the applicable Transfer Restricted Securities an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         7.       REGISTRATION EXPENSES

                  (a) All expenses incident to the Company's and the Subsidiary Guarantors' performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes effective, including without limitation and as applicable: (i) all Commission, securities exchange or NASD registration and filing fees and expenses (including filings made by any Initial Purchasers or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with U.S. federal securities and state blue sky or securities laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for Holders in connection with blue sky and/or NASD qualification of the Exchange Notes); (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services; (iv) all fees and disbursements of counsel for the Company and the Subsidiary Guarantors; (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance) and (vi) the reasonable fees and disbursements of one counsel designated by the Holders of a majority in principal amount of Transfer Restricted Securities covered by the Shelf Registration Statement to act as counsel for the Holders of those Transfer Restricted Securities in connection therewith.

                  The Company will, in any event, bear its and the Subsidiary Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Subsidiary Guarantors.

                  (b) Each Holder of Transfer Restricted Securities will pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the disposition of such Holder's Transfer Restricted Securities.

         8.       INDEMNIFICATION

                  (a) The Company and each Subsidiary Guarantor shall, jointly and severally, indemnify and hold harmless each Holder of Transfer Restricted Securities, its officers and employees and each Person, if any, who controls any such Holders, within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases, sales and registration of the Notes, the Guarantees and the Exchange Notes), to which that Holder, officer, employee or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or preliminary Prospectus or Prospectus or in any amendment or supplement thereto, (B) in any Blue Sky Application (as defined below) or other document prepared or executed by any Company or any Subsidiary Guarantor (or based upon any written information furnished by any Company or any Subsidiary Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Exchange Notes ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); (ii) the omission or alleged omission to state in any Registration Statement, preliminary Prospectus or Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Holder of Transfer Restricted Securities in connection with, or relating in any manner to, the Notes, the Guarantees or the Exchange Notes or the offering contemplated by any Registration Statement, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Subsidiary Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Holder through its gross negligence or willful misconduct); and shall reimburse each Holder and each such officer, employee or controlling Person promptly upon demand for any legal or other expenses reasonably incurred by that Holder, officer, employee or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Subsidiary Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, preliminary Prospectus or Prospectus, or in any such amendment or supplement, or in any Blue Sky Application or Marketing Materials, in reliance upon and in conformity with written information concerning such Holder furnished to the Company by or on behalf of any Holder specifically for inclusion therein; provided, further, that with respect to any such untrue statement or omission made in any preliminary Prospectus or Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased the Notes, Guarantees or Exchange Notes concerned if, to the extent that such sale was a sale by the Holder and any such loss, claim, damage or liability of such Holder is a result of the fact that both (A) a copy of the Prospectus (or the Prospectus as then amended or supplemented) was not sent or given to such Person at or prior to written confirmation of the sale of such Notes or Exchange Notes to such Person and (B) the untrue statement or omission in the preliminary Prospectus or Prospectus was corrected in the Prospectus (or the Prospectus as then amended or supplemented) unless such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 6(d)(vi) hereof. The foregoing indemnity agreement is in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have to any Holder or to any officer, employee or controlling Person of that Holder.

                  (b) Each Holder, severally and not jointly, shall indemnify and hold harmless each of the Company, each of the Subsidiary Guarantors, their respective directors, officers and employees, and each Person, if any, who controls either of the Company or any of the Subsidiary Guarantors within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Subsidiary Guarantors or any such director, officer or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement, preliminary Prospectus or Prospectus, or in any amendment or supplement thereto or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Registration Statement, preliminary Prospectus or Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Holders furnished to the Company by or on behalf of that Holder specifically for inclusion therein, and shall reimburse the Company, each of the Subsidiary Guarantors and each such director, officer, employee and controlling Person for any legal or other expenses reasonably incurred by the Company, each such Subsidiary Guarantor or each such director, officer, employee or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company, any of the Subsidiary Guarantors or any such director, officer, employee or controlling Person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized by the indemnifying party in writing, or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
(iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by (x) Lehman Brothers Inc. if the indemnified parties under this Section 8 consist of the Initial Purchasers or any of their respective officers, employees or controlling Persons or (y) by the Company, if the indemnified parties under this Section 8 consist of any of the Company, any of the Subsidiary Guarantors or any of their respective directors, officers, employees or controlling Persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Holders on the other, from the sale of the Transfer Restricted Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand and the Holders on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Subsidiary Guarantors, on the one hand, or the Holders, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by it in connection with its sale of Notes exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of the untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 8(d) are several and not joint.

         9.       RULE 144A

                  The Company and each Subsidiary Guarantor hereby agrees with each Holder of Transfer Restricted Securities, during any period in which the Company or such Subsidiary Guarantor is not subject to Section 13 or 15(d) of the Exchange Act within the two-year period following the Closing Date, to make available to any Holder or beneficial owner of Transfer Restricted Securities, in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

         10.      PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

         11.      SELECTION OF UNDERWRITERS

                  Subject to Section 6(d)(i), the Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering at such Holders' expense. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

         12.      MISCELLANEOUS

                  (a) Remedies. The Company and the Subsidiary Guarantors agree that monetary damages (including Additional Interest) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any Subsidiary Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the Offering Memorandum (as such term is defined in the Purchase Agreement), neither the Company nor any Subsidiary Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or any Subsidiary Guarantor's securities under any agreement in effect on the date hereof.

                  (c) Adjustments Affecting the Notes. The Company and the Subsidiary Guarantors will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                  (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of the Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consent. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile or air courier guaranteeing overnight delivery:

                      (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                           if to the Company or the Subsidiary Guarantors to:

                           Psychiatric Solutions, Inc.
                           113 Seaboard Lane,
                           Suite C-100
                           Franklin, Tennessee 37067
                           Attention: Joey A. Jacobs
                           Fax: (615) 312-5700


                           with a copy to:

                           Waller Lansden Dortch & Davis PLLC
                           511 Union Street, Suite 2100
                           Nashville, Tennessee 37219
                           Attention: Christopher L. Howard, Esq.
                           Fax: (615) 244-6804

                  Any such notices and communications shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any notice or communication given or made by the Initial Purchasers.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement together with the other Transaction Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Subsidiary Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                            [Signature pages follow.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   Very truly yours,


                                   PSYCHIATRIC SOLUTIONS, INC.


                                   By:
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President and Chief Executive
                                            Officer

                                   PSYCHIATRIC SOLUTIONS HOSPITALS, INC.
                                   INFOSCRIBER CORPORATION
                                   COLLABORATIVE CARE CORPORATION
                                   PSYCHIATRIC SOLUTIONS OF ALABAMA, INC.
                                   PSYCHIATRIC SOLUTIONS OF FLORIDA, INC.
                                   PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC.
                                   SOLUTIONS CENTER OF LITTLE ROCK, INC.
                                   PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA, INC. PSI COMMUNITY MENTAL HEALTH AGENCY
                                      MANAGEMENT, INC.
                                   PSYCHIATRIC MANAGEMENT RESOURCES, INC.
                                   PSI-EAP, INC.
                                   SUNSTONE BEHAVIORAL HEALTH, INC.
                                   THE COUNSELING CENTER OF MIDDLE TENNESSEE,
                                      INC.
                                   PSI CEDAR SPRINGS HOSPITAL, INC.
                                   PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC.
                                   AERIES HEALTHCARE CORPORATION
                                   AERIES HEALTHCARE OF ILLINOIS, INC.
                                   PSI HOSPITALS, INC.
                                   PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS,
                                      INC.


                                   By:
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President

                                   THERAPEUTIC SCHOOL SERVICES, LLC

                                   BY: PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC., AS SOLE MEMBER


                                   By:
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President


                                   PSI TEXAS HOSPITALS, LLC

                                   BY:  PSYCHIATRIC SOLUTIONS HOSPITALS, INC.,
                                        AS SOLE MEMBER


                                   By:
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President


                                   TEXAS CYPRESS CREEK HOSPITAL, LP
                                   TEXAS WEST OAKS HOSPITAL, LP
                                   NEURO INSTITUTE OF AUSTIN, LP
                                   TEXAS LAUREL RIDGE HOSPITAL, LP
                                   TEXAS OAKS PSYCHIATRIC HOSPITAL, LP
                                   TEXAS SAN MARCOS TREATMENT CENTER, LP

                                   BY:  PSI TEXAS HOSPITALS, LLC, AS
                                        GENERAL PARTNER

                                   BY:  PSYCHIATRIC SOLUTIONS HOSPITAL, INC.,
                                        AS SOLE MEMBER


                                   By:
                                      ------------------------------------------
                                   Name:    Joey A. Jacobs
                                   Title:   President

Accepted:

LEHMAN BROTHERS INC.

By:
   ----------------------------------------
     Authorized Representative


MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

By:
   ----------------------------------------
     Authorized Representative


JEFFERIES & COMPANY, INC.

By:
   ----------------------------------------
     Authorized Representative